Exhibit 99.1

FOR IMMEDIATE RELEASE

HANDLEMAN COMPANY ANNOUNCES THE RESIGNATION

OF ITS PRESIDENT AND CHIEF OPERATING OFFICER

Troy, Michigan – October 8, 2007, Handleman Company (NYSE: HDL), www.handleman.com, today announced that Robert Kirby has resigned from his position of President and Chief Operating Officer, and as a director, effective immediately. Mr. Kirby had been with Handleman Company since October 2006.

Mr. Kirby left to accept the Chief Executive Officer position with a company that provides outsourcing to the medical device industry, a category closely aligned with Mr. Kirby’s background and prior experience. The company is controlled by a private equity group. Stephen Strome, Handleman Company’s Chairman and Chief Executive Officer, will assume Mr. Kirby’s duties until a replacement is identified and retained. The Company will begin a search for his replacement immediately.

Mr. Strome stated, “We appreciate Mr. Kirby’s involvement in developing initiatives to diversify our business and reduce our cost structure, as we adjust to declining trends within the music industry. His departure, however, will have no impact on the timing or execution of any of these initiatives, which are already in place. We are optimistic that implementation of these initiatives will reduce costs and improve operating performance, as well as diversify and expand our revenue base to ensure a sustainable organization.”

About Handleman Company:

Handleman Company is a category manager and distributor of prerecorded music and console video game hardware, software and accessories to leading retailers in the United States, United Kingdom, and Canada. As a category manager, the Company manages a broad assortment of titles to optimize sales and inventory productivity in retail stores. Services offered include product selection, direct-to-store shipments, marketing and in-store merchandising.

Forward-Looking and Cautionary Statements

Information in this press release contains forward-looking statements, which are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could differ materially from those contemplated by these forward-looking statements including, without limitation, achievement of cost saving strategies identified or in the process of being implemented, successfully executing new business initiatives, risks associated with the Company’s responsibilities required under its agreement with Tesco PLC, improving operating performance after the termination of the Company’s music supply agreement with ASDA and generating cash from reducing working capital investment, the ability to secure funding or generate sufficient cash required to build and grow other new businesses, achieving the business integration objectives expected with the Crave Entertainment Group and REPS acquisitions, changes in the music and console video game industries, continuation of satisfactory relationships with existing customers and suppliers, establishing satisfactory relationships with new customers and suppliers, effects of electronic commerce inclusive of digital music and console video game distribution, success of new music and video game releases, dependency on technology, ability to control costs, relationships with the Company’s lenders, pricing and competitive pressures, dependence on third-party carriers to deliver products to customers, the occurrence of catastrophic events or acts of terrorism, retaining and/or recruiting key executives, certain global and regional economic conditions, and other factors discussed in this press release and those detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Handleman Company notes that the preceding conditions are not a complete list of risks and uncertainties. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Handleman Company Contacts:
Thomas Braum	Greg Mize,
Executive Vice President and CFO	Vice President of Investor Relations and Treasurer
(248) 362-4400, Ext. 718	(248) 362-4400, Ext. 211

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